Exhibit 21

TUPPERWARE CORPORATION

Active Subsidiaries

As of March 4, 2004

The following subsidiaries are wholly-owned by the registrant or another subsidiary of the Registrant (degree of remoteness from the registrant is shown by indentations), except in the case of certain subsidiaries as to which the percentage ownership of voting is stated in parenthesis.

Tupperware Corporation

Dart Industries Inc.

Tupperware Espana, S.A.

Tupperware, Industria Lusitana de Artigos Domesticos, Limitada

Tupperware (Portugal) Artigos Domesticos, Lda.

Deerfield Land Corporation

Tupperware Turkey, Inc.

Dart Far East Sdn. Bhd.

Dart de Venezuela, C.A.

Tupperware Colombia S.A.

Dart do Brasil Industria e Comercio Ltda.

Daypar Participacoes Ltda

Academia de Negocios S/C Ltda.

Tupperware Hellas S.A.I.C.

Tupperware Del Ecuador Cia. Ltda.

Dart Industries Hong Kong Limited

Dart Industries (New Zealand) Limited

Tupperware New Zealand Staff Superannuation Plan

Dart, S.A. de C.V.

Servicios Especializados de Arrendamiento en Latinoamerica S.A. de C.V

Dartco Manufacturing Inc.

Premiere Products, Inc.

Premiere Korea Ltd.

Premiere Marketing Company

Exportadora Lerma, S.A. de C.V.

Tupperware Australia Pty. Ltd.

Tupperware Singapore Pte. Ltd.

All subsidiaries listed above are included in the consolidated financial statements of the Registrant as consolidated subsidiaries, except for subsidiaries owned 50% or less.

Newco Logistica e Participacoes Ltda.

Centro de Distribuicao RS Ltda.

Distribuidora Comercial Nordeste de Produtos Plasticos Ltda.

Distribuidora Comercial Paulista de Plasticos Ltda.

Centro de Distribuicao Mineira de Produtos de Plastico Ltda.

Distribuidora Esplanada de Produtos Plasticos Ltda

Corcovado-Plast Distribuidora de Artigos Domesticos Ltda.

Distribuidora Baiana de Produtos Plasticos Ltda

Uniao Norte Distribuidora de Produtos Plasticos Ltda

Eixo Sul Brasileiro de Artigos Domesticos Ltda.

Centro Oeste Distribuidora de Produtos Plasticos Ltda.

Premiere Manufacturing, Inc.

Tupperware U.S., Inc.

Tupperware Distributors, Inc.

Tupperware Factors Inc.

Tupperware.com, Inc.

Tupperware Canada Inc.

Dart Staff Superannuation Fund Pty Ltd.

Importadora Y Distribuidora Importupp Limitada

Tupperware Iberica S.A.

Tupperware (Thailand) Limited

Tupperware Uruguay S.A.

Dart Executive Pension Fund Limited

Dart Pension Fund Limited

Tupperware U.K. Holdings, Inc.

The Tupperware Foundation

Auburn River Realty Company

Tupperware Products, Inc.

Tupperware de El Salvador, S.A. de C.V.

Tupperware del Peru S.R.L.

Dart Holdings, S. de R.L.

Tupperware Honduras, S. de R.L.

Tupperware de Costa Rica, S.A.

Tupperware de Guatemala, S.A.

All subsidiaries listed above are included in the consolidated financial statements of the Registrant as consolidated subsidiaries, except for subsidiaries owned 50% or less.

Asociacion Nacional de Distribuidores de Productos Tupperware, A.C.

Tupperware International Holdings Corporation

Tupperware International Holdings BV

Tupperware Israel Ltd.

Tupperware Belgium N.V.

Tupperware France S.A.

Tupperware Polska Sp.zo.o

Dart Argentina S.A.

TWP S.A.

Tupperware Asia Pacific Holdings Private Limited

Tupperware India Private Limited

Tupperware China, LLC

Tupperware (China) Company Limited

Dart (Philippines), Inc.

Tupperware Realty Corporation

Tupperware Philippines, Inc.

Tupperware Holdings B.V.

Tupperware Services GmbH

Tupperware, Ltd.

Tupperware Nederland Properties B.V.

Tupperware Nederland B.V.

Tupperware Deutschland GmbH

Tupperware Osterreich G.m.b.H.

Tupperware Southern Africa (Proprietary) Limited

Tupperware Products B.V.

Tupperware (Suisse) SA

Tupperware Products S.A.

Tupperware d.o.o.

Tupperware Bulgaria EOOD

Tupperware Eesti OU

UAB “Tupperware”

SIA Tupperware Latvia

Tupperware Luxembourg S.ar.l.

Tupperware Slovakia s.r.o.

All subsidiaries listed above are included in the consolidated financial statements of the Registrant as consolidated subsidiaries, except for subsidiaries owned 50% or less.

Tupperware Morocco

Tupperware Assets Management Sarl

Diecraft Australia Pty. Ltd.

Tupperware Egypt Ltd

Tupperware East Africa Limited

Tupperware Italia S.p.A.

Tupperware General Services N.V.

Japan Tupperware Co., Ltd.

Tupperware Trading Ltd.

Tupperware Czech Republic, spol. s.r.o.

Tupperware United Kingdom & Ireland Limited

Tupperware Nordic A/S

Tupperware Global Center SARL

Tupperware Panama, S.A.

Dart Manufacturing India Pvt. Ltd.

Tupperware Finance Limited

Premiere Products Mexico, S. de R.L.

BeautiControl Mexico, S. de R.L.

PT Imawi Benjaya

Tupperware Finance Holding Company B.V.

Tupperware Finance Company B. V.

Tupperware Holdings Corporation

Tupperware Home Parties Corporation

Tupperware Export Sales, Ltd.

Tupperware Services, Inc.

Tupperware Holdings Ltd.

BeautiControl, Inc.

BC International Cosmetic & Image Services, Inc.

BeautiControl Canada, Ltd

BeautiControl International Services, Inc.

BeautiControl Asia Pacific Inc.

BeautiControl Hong Kong, Inc.

BeautiControl Japan, Inc.

BeautiControl Taiwan, Inc.

All subsidiaries listed above are included in the consolidated financial statements of the Registrant as consolidated subsidiaries, except for subsidiaries owned 50% or less.

Eventus International, Inc.

JLH Properties, Inc.

BeautiControl Cosmeticos do Brasil Ltda.

International Investor, Inc.

All subsidiaries listed above are included in the consolidated financial statements of the Registrant as consolidated subsidiaries, except for subsidiaries owned 50% or less.